Exhibit 99.1
Contacts:

Foundry Networks	Foundry Networks	FD
Chief Financial Officer	Treasurer	Investor Relations
Dan Fairfax	Michael Iburg	Brendan Lahiff
408.207.1700	408.207.1305	415.293.4425
dfairfax@foundrynet.com	miburg@foundrynet.com	brendan.lahiff@fd.com
FOUNDRY NETWORKS REPORTS FIRST QUARTER 2008 RESULTS
     SANTA CLARA, Calif. — April 24, 2008 — Foundry Networks®, Inc. (Nasdaq: FDRY) a performance and total solutions leader for end-to-end switching and routing, today announced financial results for its first quarter ended March 31, 2008.
     Foundry’s revenue for the first quarter of 2008 was $150.1 million, compared to $135.8 million in the first quarter of 2007 and compared to $168.7 million in the fourth quarter of 2007, an increase of 10.5% year-over-year. Net income was $13.9 million, or $0.09 per diluted share, compared to net income of $9.1 million, or $0.06 per diluted share, in the first quarter of 2007, and net income of $28.9 million, or $0.18 per diluted share, in the fourth quarter of 2007.
     Included in Foundry’s results for the first quarter of 2008 were $14.0 million of non-cash stock-based compensation expenses. Excluding these expenses and the related tax effect, non-GAAP net income in the first quarter of 2008 was $23.0 million and non-GAAP net income per diluted share was $0.15. Please refer to the table below for a reconciliation of GAAP to non-GAAP net income and earnings per share.
     In the first quarter of 2008, North American commercial revenue, which does not include revenue from sales to the U.S. federal government, represented 53.4% of total revenue while sales to Europe, the Middle East and Africa (EMEA) represented 15.7% of total revenue. Business from Japan was 3.9% of total revenue, while sales from the rest of Asia represented 7.6% of total revenue. Sales to the U.S. federal government were 19.4% of total revenue.
     Within the service provider market, product revenue from sales of our routers grew to 20.8% of total revenue, a slight percentage increase from the fourth quarter of 2007. Overall, total service provider revenue represented 29.0% of total revenue in the first quarter.
     The Company’s cash and marketable securities decreased to $946.9 million in the first quarter, a decrease of $18.7 million from the fourth quarter of 2007. During the quarter, the Company spent $60.0 million repurchasing 4.4 million shares of Foundry common stock at an average price of $13.56 per share. To date, the Company has spent $143.0 million to repurchase 8.8 million shares of Foundry common stock at an average price of $16.23 per share.
     “While Foundry experienced a challenging environment during the first quarter, we still achieved over 10% growth year-over-year,” said Bobby Johnson, President and CEO of Foundry Networks. “As the overall macro environment stabilizes, we believe the recent investments we’ve made in our sales organization and product portfolio will have a positive impact on our business.”
About Non-GAAP Financial Measures
Foundry uses non-GAAP net income and non-GAAP net income per share for internal planning purposes, to assess the results of its business on an ongoing basis, to determine management compensation, and for the convenience of analysts and investors. These measures are not determined in accordance with, or as an alternative to, similarly-named financial measures under GAAP. The measures are intended to supplement GAAP financial information and may be different from non-GAAP financial measures used by other companies. Foundry believes these measures provide useful information to its management, board of directors and investors regarding Foundry’s performance when used in conjunction with GAAP information. Foundry believes it is useful to investors to receive information about how items in the statement of operations are affected by stock-based compensation, the expenses related to the stock option investigation and restatement of the Company’s consolidated financial statements during the first quarter of 2007 and the related income tax effect. Stock-based compensation expense consists of expenses recorded under SFAS 123(R), “Share-Based Payment,” in connection with awards granted under the Company’s equity incentive plans and shares issued pursuant to the Company’s employee stock purchase plan. The Company excludes stock-based compensation expense from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company’s ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of SFAS 123(R). The Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability with respect to this expense. In determining non-GAAP net income and non-GAAP net income per share for the first quarter of 2007, the Company also excluded legal, accounting and one-time employee compensation costs related to the stock option investigation and restatement of the Company’s consolidated financial statements because these payments do not reflect the Company’s ongoing business, and the exclusion of these payments improves the ability of investors to compare the Company’s period-over-period operating results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.
Conference Call
     Foundry Networks will host a conference call today to discuss these results at 2:00 p.m. Pacific Time. The call can be accessed via a webcast at www.foundrynetworks.com. A Web replay will also be available for approximately 90 days at this same Web address.
About Foundry Networks
Foundry Networks, Inc. (NASDAQ: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing, security and Web traffic management solutions, including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4-7 application switches, wireless LAN and access points, metro and core routers. Foundry’s customers include the world’s premier ISPs, metro service providers, and enterprises, including e-commerce sites, universities, entertainment, health and wellness, government, financial and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynet.com.
Forward-Looking Statements
This press release contains forward-looking statements, as defined under federal securities laws. These forward-looking statements include statements regarding (1) the expected stabilization of the overall macro environment and (2) the expected benefits to be derived from Foundry’s investment in its sales organization and product portfolio. These statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. These risks include business and economic conditions and growth trends in the company’s industry, markets and geographic regions; global economic conditions and uncertainties in the macro environment; overall information technology spending; variations in customer demand for products and services, including sales to the service provider market and other customer markets; increased competition in the company’s markets; rapid technological and market change; litigation involving intellectual property and other matters; as well as those risks and uncertainties included under the captions “Risk Factors” in Foundry’s Annual Report on Form 10-K for the year ended December 31, 2007, which is on file with the SEC and is available on Foundry’s investor relations website at http://www.foundrynet.com/company/ir/ir-sec and on the SEC website at www.sec.gov. Additional information will also be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2008, which will be filed with the SEC in May 2008. All information provided in this release and in the attachments is as of April 24, 2008, and should not be unduly relied on because Foundry undertakes no duty to update this information.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Net revenue:
Product	$125,863	$115,218
Service	24,192	20,595

Total net revenue	150,055	135,813

Cost of revenue:
Product	48,415	51,137
Service	8,183	5,466

Total cost of revenue	56,598	56,603

Gross margin	93,457	79,210

Operating expenses:
Research and development	21,729	21,250
Sales and marketing	47,135	40,090
General and administrative	11,839	10,933
Other charges, net	—	2,533

Total operating expenses	80,703	74,806

Income from operations	12,754	4,404
Interest and other income, net	9,299	10,383

Income before provision for income taxes	22,053	14,787
Provision for income taxes	8,147	5,696

Net income	$13,906	$9,091

Basic net income per share	$0.09	$0.06

Weighted average shares used in computing basic net income per share	147,235	147,202

Diluted net income per share	$0.09	$0.06

Weighted average shares used in computing diluted net income per share	151,271	153,386

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)	(2)
ASSETS
Assets:
Cash and investments (1)	$946,948	$965,668
Accounts receivable, net	109,606	121,139
Inventories	49,394	42,384
Prepaid expenses and other current assets	10,497	12,439
Deferred tax assets	82,896	79,214
Property and equipment, net	8,596	9,658
Other long-term assets	4,981	5,234

Total assets	$1,212,918	$1,235,736

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$23,033	$23,892
Accrued payroll and related expenses	32,352	50,806
Other accrued expenses	12,100	12,382
Income taxes payable	20,703	11,860
Deferred product and support revenue	91,397	77,672
Other long-term liabilities	532	475

Total liabilities	180,117	177,087

Stockholders’ equity	1,032,801	1,058,649

Total liabilities and shareholders’ equity	$1,212,918	$1,235,736

(1)	Includes $110.5 million of long-term marketable securities at March 31, 2008 and $58.1 million at December 31, 2007.

(2)	Derived from audited condensed consolidated financial statements as of December 31, 2007.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,906	$9,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,839	2,777
Stock-based compensation expense	14,001	9,622
Provision for doubtful accounts	142	(242)
Provision for sales returns	(227)	(617)
Inventory provisions	2,442	1,818
Benefit for deferred income taxes	(3,682)	(3,895)
Excess tax benefits from stock-based compensation	(245)	(2)
Changes in operating assets and liabilities:
Accounts receivable	11,618	(13,245)
Inventories	(9,425)	(4,328)
Prepaid expenses and other assets	1,481	(2,688)
Accounts payable	(859)	984
Accrued payroll and related expenses	(18,454)	(1,165)
Income taxes payable	8,458	8,891
Other accrued expenses	(226)	(1,381)
Deferred product and support revenue	13,724	8,187

Net cash provided by operating activities	35,493	13,807

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities and purchases of investments, net	69,610	(35,604)
Purchases of property and equipment, net	(1,054)	(2,508)

Net cash provided by (used in) investing activities	68,556	(38,112)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of common stock under stock plans, net of repurchases	10,721	(587)
Repurchase and retirement of common stock	(59,912)	—
Excess tax benefits from stock-based compensation	245	2

Net cash used in financing activities	(48,946)	(585)

Increase (decrease) in cash and cash equivalents	55,103	(24,890)
Effect of exchange rate changes on cash	(243)	(3)
Cash and cash equivalents, beginning of period	331,961	258,137

Cash and cash equivalents, end of period	$386,821	$233,244

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$838	$722

FOUNDRY NETWORKS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EPS (unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Net income excluding certain charges and benefits (Non-GAAP)	$23,015	$21,166
Stock-based compensation expense (1)	(14,001)	(9,622)
Stock option investigation and related compensation costs (2)	—	(10,119)
Income tax effect	4,892	7,666

Net income	$13,906	$9,091

Diluted net income per share excluding certain charges and benefits (Non-GAAP)	$0.15	$0.14
Stock-based compensation expense (1)	(0.09)	(0.06)
Stock option investigation and related compensation costs (2)	—	(0.07)
Income tax effect	0.03	0.05

Diluted net income per share	$0.09	$0.06

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended
	March 31,
	2008	2007
Cost of product revenue	$475	$315
Cost of service revenue	970	449
Research and development	4,880	3,338
Sales and marketing	5,478	3,695
General and administrative	2,198	1,825

	$14,001	$9,622

(2)	Reflects expenses related to the independent review of our stock option practices, which began in June 2006, and related legal, accounting, and compensation costs as follows:

	Three Months Ended
	March 31,
	2008	2007
Cost of product revenue	$—	$250
Cost of service revenue	—	228
Research and development	—	3,305
Sales and marketing	—	3,128
General and administrative	—	675
Other charges, net	—	2,533

	$—	$10,119